SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008 (January 30, 2008)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information, including Exhibit 99.1 to this Form 8-K, is being furnished, not filed, pursuant to Item 2.02 – Results of Operations and Financial Condition of Form 8-K.

On January 31, 2008, MBIA Inc. (“MBIA”) issued a press release announcing its results of operations for the year ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 2.02 as if fully set forth herein.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The response to Item 8.01 is hereby incorporated into this Item 3.02. The shares and warrants issued and sold in the transaction described in Item 8.01 were sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Richard H. Walker has resigned from the board of directors of MBIA (the “Board”), effective January 28, 2008, due to the possibility of an appearance of a conflict of interest in light of the ongoing discussions among the New York State Superintendent of Insurance, the banking industry and the monoline financial guarantee insurance industry. Mr. Walker had been a member of the Board since September of 2006 and is the General Counsel of Deutsche Bank. Mr. Walker said, “I am proud to have been associated with MBIA, and I would have liked to continue serving on the board. I leave with great affection for all my fellow directors and for the exceptional MBIA staff. I am confident that this top-flight staff, with the board’s support, will guide MBIA to future success.”

On January 25, 2008 the Board appointed David A. Coulter and Kewsong Lee as directors, effective January 30, 2008, each to serve until his successor shall have been appointed and qualified or until he shall have resigned or been removed. Mr. Coulter will serve as a member of the Compensation & Organization Committee, the Credit Risk Committee and the Executive Committee until the next annual meeting of shareholders. Mr. Lee will serve as a member of the Finance Committee and the Nominating/Corporate Governance Committee until the next annual meeting of shareholders.

Mr. Coulter and Mr. Lee were appointed to the Board in accordance with the Investment Agreement (the “Investment Agreement”), dated as of December 10, 2007, between MBIA and Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”). Pursuant to the Investment Agreement, in connection with the closing of Warburg Pincus’s investment in MBIA described below under Item 8.01, at least 2 days prior to the closing of the investment MBIA was required to cause two people nominated by Warburg Pincus to be elected or appointed to the Board on the closing date of the investment. Subject to the share ownership requirements described in the Investment Agreement, MBIA will be required to recommend to its stockholders the election of up to two directors nominated by Warburg Pincus at MBIA’s annual meeting, and Warburg Pincus’s nominees will be required to be MBIA’s and MBIA’s Nominating/Governance Committee’s nominees to serve on the Board. In addition, MBIA will be required to use all reasonable best efforts to have Warburg Pincus’s nominees elected as directors of MBIA and MBIA will be required to solicit proxies for them to the same extent as it does for any of its other nominees to the Board. Subject to the share ownership requirement described in the Investment Agreement, Warburg Pincus has the right to proportionate representation on each committee of the Board (and the board of directors of any of MBIA’s subsidiaries), with at least one representative on each such committee, as permitted by applicable laws and New York Stock Exchange regulations.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the Investment Agreement, on January 25, 2008 the Board amended MBIA’s bylaws to increase the maximum Board size from twelve to thirteen members, effective January 30, 2008. The Bylaws as amended are attached as Exhibit 3.1.

Item 7.01.	REGULATION FD DISCLOSURE.

MBIA issued a press release on January 30, 2008 and the Chief Executive Officer and President of MBIA received a resignation letter from Richard H. Walker on January 29, 2008. Copies of the press release and the letter are attached hereto as Exhibits 99.2 and 99.3, respectively.

The information in the press release and the letter is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.2 and 99.3, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.	OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On January 30, 2008 MBIA announced the closing and funding of the sale of 16.1 million shares of its common stock at a price of $31 per share for the aggregate amount of $500 million pursuant to its Investment Agreement with Warburg Pincus. The stock sale is part of Warburg Pincus’s previously announced commitment to invest up to $1 billion in MBIA. In connection with its investment, Warburg Pincus has received 16.1 million warrants, as previously described.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This current report of MBIA Inc. includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. MBIA cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying MBIA’s forward-looking statements: fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; level of activity within the national and international credit markets; competitive conditions and pricing levels; legislative or regulatory developments; technological developments; changes in tax laws; changes in MBIA’s credit ratings; the effects of mergers, acquisitions and divestitures; and uncertainties that have not been identified at this time. MBIA undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such results are not likely to be achieved.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

3.1	Bylaws as Amended as of January 30, 2008.

99.1	Press Release issued by MBIA Inc. dated January 31, 2008.

99.2	Press Release issued by MBIA Inc. dated January 30, 2008.

99.3	Letter from Richard H. Walker dated January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: January 31, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 31, 2008

Exhibit 3.1	Bylaws as Amended as of January 30, 2008.

Exhibit 99.1	Press Release issued by MBIA Inc. dated January 31, 2008

Exhibit 99.2	Press Release issued by MBIA Inc. dated January 30, 2008.

Exhibit 99.3	Letter from Richard H. Walker dated January 29, 2008.